UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2005

_____________________________________________

PETROL OIL AND GAS, INC.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	000-3009	90-0066187
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3161 E. Warm Springs Road
Suite 300
Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 454-7318

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Officer

        Effective May 9, 2005, John Garrison resigned from his interim position as Chief Financial Officer of the Company.

(c) Appointment of Officer

Lawrence Finn

        Effective May 9, 2005, concurrent with Mr. Garrison's resignation, Mr. Finn was appointed Chief Financial Officer of the Company.

        Mr. Finn has over 32 years of financial and accounting experience in the petroleum industry, with 19 years as a financial officer. Prior to joining Petrol, Mr. Finn worked for CDX Gas, LLC, a private natural gas company with operations in the U.S. and Canada, concentrating in coal bed methane extraction since 2001. At CDX, Mr. Finn worked was the Vice President of Finance and then as Manager of Shale Projects. As Vice President of Finance, Mr. Finn was responsible for all financial reporting, accounting, and compliance with all financial obligations. As Manager of Shale Projects, Mr. Finn was responsible for identifying and attracting partners in development projects in Michigan, Indiana and Northern Kentucky. Prior to CDX, he served as Vice President Finance and Chief Financial Officer of The Wiser Oil Company for seven years. At Wiser, Mr. Finn was directly responsible for commercial and investment banking, corporate planning, investor relations, corporate communications and tax reporting for operations in the United States, Canada, and South America. Prior to Wiser, Mr. Finn was President and CFO of CWF Energy, Inc., an independent oil and gas exploration and production company who had operations in Texas, Oklahoma and Mississippi. Mr. Finn was also the Senior Vice President and CFO of May Petroleum Inc. and President of May Securities Corp. where he managed the financial, accounting, and administrative activities for May Petroleum; 50 public drilling partnerships; and May Energy Partners, a Master Limited Partnership. He is certified Public Accountant and has a B.B.A. from the University of Houston.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PETROL OIL AND GAS, INC.

By: /s/Paul Branagan

     Paul Branagan, President

Date: June 10, 2005